Exhibit 99.1

GeoMet Announces Fourth Quarter & Year-end 2006 Results

Houston, Texas – March 19, 2007—GeoMet, Inc. (NASDAQ: GMET) (“GeoMet” or the “Company”) today announced financial and operating results for the fourth quarter and the year ended December 31, 2006.

Fourth Quarter 2006

For the quarter ended December 31, 2006, GeoMet’s net income decreased to $3.6 million or $0.09 per fully diluted share, compared to $9.4 million, or $0.34 per fully diluted share, for the same period in 2005. EBITDA, a non-GAAP measure, was $7.4 million for the quarter as compared to $17.1 million in the same period of 2005. Adjusted EBITDA, a non-GAAP measure, for the quarter decreased 30% to $5.1 million compared to $7.3 million for the prior year period. See attached reconciliation of EBITDA and Adjusted EBITDA to net income (loss). Sales volumes for the quarter increased 31% to 1.7 Bcf compared to 1.3 Bcf for the same period in 2005. Average natural gas prices, adjusted for realized hedging gains or losses, were $7.09 per Mcf during the quarter versus $9.27 for the same period in 2005. Excluding the impact of hedging, the average natural gas price realized during the quarter was $6.68 per Mcf versus $13.21 per Mcf in 2005. During the quarter, GeoMet recorded an unrealized gain from the change in the market value of its derivative contracts of $2.3 million compared to a $9.8 million unrealized gain for the same period in 2005. Capital expenditures incurred during the quarter were $19.5 million compared to $9.5 million for the prior year period.

Year-end 2006

For the year ended December 31, 2006, GeoMet’s net income increased to $17.3 million or $0.48 per fully diluted share, compared to a loss of $1.6 million or $0.06 per fully diluted share for the year ended in 2005. EBITDA, a non-GAAP measure, was $39.1 million for the year ended December 31, 2006, versus $5.7 million in the prior year. Adjusted EBITDA, a non-GAAP measure, of $22.8 million for the year 2006 increased 28% as compared to $17.8 million in 2005. See attached reconciliation of EBITDA and Adjusted EBITDA to net income (loss). Sales volumes for the year increased 36% to 6.2 Bcf compared to 4.6 Bcf in 2005. Average natural gas prices, adjusted for realized hedging gains or losses, were $7.40 per Mcf for 2006 versus $7.43 for 2005. Excluding the impact of hedging, the actual natural gas price realized for the year was $7.22 per Mcf versus $9.06 per Mcf for the year 2005. During 2006, GeoMet recorded an unrealized gain from the change in the market value of its derivative contracts of $16.9 million compared to a $12.1 million unrealized loss for the prior year. In 2006, capital expenditures totaled $81.6 million compared to $59.2 million in 2005.

Conference Call Information

GeoMet will hold its quarterly conference call to discuss fourth quarter and year-end 2006 results on Monday, March 19, 2007 at 3:00 p.m. Central Time. To participate, dial (888) 571-8168 a few minutes before the call begins. Please reference GeoMet Inc. conference ID 3045068. The call will also be broadcast live over the Internet from the Company’s website at www.geometinc.com. A replay of the conference call will be available approximately two hours after the end of the call through Monday, March 26, 2007. To access the replay, dial (800) 642-1687 and reference conference ID 3045068. In addition, the web cast will also be archived on the Company’s website.

About GeoMet, Inc.

GeoMet, Inc. is an independent energy company engaged in the exploration for and development and production of natural gas from coal seams (“coalbed methane” or “CBM”). Our principal operations and producing properties are located in the Cahaba Basin in Alabama and the Central Appalachian Basin in West Virginia and Virginia. We also control additional coalbed methane development rights, principally in Alabama, British Columbia, Colorado, Louisiana, Virginia, and West Virginia.

For more information please contact Stephen M. Smith at (713) 287-2251 or ssmith@geometcbm.com or visit our website at www.geometinc.com.

Forward Looking Statements Notice

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the Securities and Exchange Commission. GeoMet undertakes no duty to update or revise these forward-looking statements.

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GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Gas sales	$11,533	$17,364	$44,952	$41,604
Gas marketing	8,015	—	13,043	—
Other fees and other	141	—	141	376

Total Revenues	19,689	17,364	58,136	41,980
Expenses:
Purchased gas	7,923	—	12,899	—
Total production expenses	4,995	3,872	17,115	12,934
Depreciation, depletion and amortization	2,127	1,489	7,876	4,867
Research and development	15	70	129	608
General and administrative	2,399	931	6,807	3,208
Realized (gains) losses on derivative contracts	(723)	5,184	(1,118)	7,473
Unrealized (gains) losses on derivative contracts	(2,298)	(9,774)	(16,877)	12,059

Total operating expenses	14,438	1,772	26,831	41,149

Income (loss) from operations	5,251	15,592	31,305	831
Other expenses & interest, net	(760)	(1,339)	(3,106)	(3,839)
Income tax expense (benefit)	867	4,849	10,880	(993)

Net income (loss) before minority interest, net of income tax	3,624	9,404	17,319	(2,015)
Minority interest, net of income tax	10	—	23	(442)

Net income (loss)	$3,614	$9,404	$17,296	$(1,573)

Net income (loss) per share - basic	$0.09	$0.34	$0.49	$(0.06)
Net income (loss) per share - diluted	$0.09	$0.34	$0.48	$(0.06)

Weighted average shares outstanding - basic	38,635	27,659	35,018	28,165

Weighted average shares outstanding - diluted:	39,414	27,659	35,964	28,165

GEOMET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2006	December 31, 2005
Assets:
Current assets	$17,316	$9,829
Properties and equipment, net	315,873	236,649
Other assets	2,006	1,431

Total assets	$335,195	$247,909

Liabilities and stockholders’ equity
Current liabilities	$18,940	$17,197
Long-term debt	60,832	99,926
Other long-term liabilities	45,415	35,364

Total liabilities	125,187	152,487
Total stockholders’ equity	210,008	95,422

Total liabilities and stockholders’ equity	$335,195	$247,909

GEOMET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2006	2005
Net cash provided by operating activities	$21,472	$12,433

Net cash used in investing activities	(78,669)	(59,661)

Net cash provided by financing activities	58,086	44,905

Effect of exchange rates changes on cash	(91)	(75)

Increase (decrease) in cash and cash equivalents	798	(2,398)

Cash and cash equivalents at beginning of period	616	3,014

Cash and cash equivalents at end of period	$1,414	$616

GeoMet, Inc.

Reconciliation of EBITDA and ADJUSTED EBITDA to NET INCOME (LOSS)

($000)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net Income (loss)	$3,614	$9,404	$17,296	$(1,573)

Add: Interest expense, net of interest income and amounts capitalized	754	1,318	3,097	3,818

Add (Deduct): Other expense (income) loss	5	21	10	21

Add (Deduct): Expense (benefit) for income taxes	867	4,849	10,880	(993)

Add: Depreciation, depletion and amortization	2,127	1,490	7,876	4,867

Add: Minority interest	10	—	23	(442)

EBITDA	7,377	17,082	39,182	5,698

Add (Deduct): Unrealized losses (gains) on derivative contracts	(2,298)	(9,774)	(16,877)	12,059

Add: Stock based compensation	30	—	317	—
Add: Accretion expense	40	26	157	72

Adjusted EBITDA	$5,149	$7,334	$22,779	$17,829

The Table above reconciles net income (loss) to EBITDA and ADJUSTED EBITDA. EBITDA is defined as net income before net interest expense, other non-operating income or losses, income taxes, depreciation, depletion and amortization, and minority interest. ADJUSTED EBITDA is defined as EBITDA before unrealized losses (gains) on derivative contracts, stock-based compensation and accretion expense. Although EBITDA and ADJUSTED EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles (GAAP), management believes that it is useful to Geomet and to an investor in evaluating our company because it is a widely used measure to evaluate a company's operating performance.

GEOMET, INC.

OPERATING STATISTICS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net Sales Volume
Total (Bcf)	1.7	1.3	6.2	4.6
Daily Average (Mcf)	18,780	14,287	17,064	12,585

Average natural gas price	$6.68	$13.21	$7.22	$9.06
Differential to NYMEX (1)	$0.12	$0.26	$0.07	$0.20
Average natural gas price - realized (2)	$7.09	$9.27	$7.40	$7.43

Expenses: ($ per Mcf)
Lease operating costs	$1.97	$1.88	$1.86	$1.89
Transportation costs	$0.44	$0.34	$0.38	$0.33
Compression costs	$0.32	$0.42	$0.34	$0.39
Production taxes	$0.16	$0.30	$0.17	$0.20

Total Production Costs	$2.89	$2.94	$2.75	$2.81

(1) The difference between the average natural gas price for the period, before the impact of hedging, and the final average settlement price for natural gas contracts on the NewYork Mercantile Exchange (“NYMEX”) for each month during the applicable period weighted by gas sales volumes

(2) Average realized price includes the effects of realized gains or losses on derivative contracts

GEOMET, INC.

OPERATING STATISTICS

Pond Creek Field

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net Sales Volume
Total (Bcf)	1.1	0.8	3.8	2.9
Daily Average (Mcf)	11,534	9,073	10,531	8,007

Expenses: ($ per Mcf)
Lease operating costs	$1.98	$1.61	$1.54	$1.52
Transportation costs	$0.72	$0.54	$0.62	$0.52
Compression costs	$0.35	$0.45	$0.36	$0.43
Production taxes	$0.02	$0.03	$0.02	$0.03

Total Production Costs	$3.07	$2.63	$2.54	$2.50

GEOMET, INC.

OPERATING STATISTICS

Gurnee Field

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net Sales Volume
Total (Bcf)	0.6	0.4	2.0	1.2
Daily Average (Mcf)	6,133	3,975	5,343	3,238
Expenses: ($ per Mcf)
Lease operating costs	$2.29	$3.10	$2.90	$3.55
Transportation costs	$—	$—	$—	$—
Compression costs	$0.33	$0.46	$0.38	$0.43
Production taxes	$0.40	$0.78	$0.40	$0.54

Total Production Costs	$3.02	$4.34	$3.68	$4.52

Geomet, Inc.

Consolidated Hedge Position

For Periods Subsequent to December 31, 2006

	Type	Volume MMBtu	Weighted Average Price per MMBtu			Swap Price
Period			Cap	Floor	Protection *
Jan.-Mar. 2007	3 Way Collar	900,000	$11.02	$8.20	$1.50
Summer 2007	3 Way Collar	1,712,000	$10.50	$7.38	$1.63
Winter 2007 / 2008	3 Way Collar	1,216,000	$14.80	$9.00	$3.00
Summer 2008	3 Way Collar	1,712,000	$10.50	$7.00	$2.00
Summer 2007	Traditional	856,000	$9.75	$7.50	n/a
Winter 2007 / 2008	Traditional	608,000	$11.25	$8.25	n/a
Jan.-Mar. 2007	Swaps	360,000	n/a	n/a	n/a	$7.75

Summer- April through October

Winter- November through March